UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2014

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The disclosure under Item 7.01 of this Amended Current Report on Form 8-K/A (this “Amendment”) is referenced herein in its entirety.

Item 7.01. Regulation FD Disclosure.

On July 29, 2014, American Realty Capital Properties, Inc. (the “Company”) furnished a Current Report on Form 8-K (the “Initial Report”) to the U.S. Securities and Exchange Commission (the “SEC”) in which, in part, it issued quarterly supplemental information for the quarter ended June 30, 2014, attached as Exhibit 99.2 thereto. Exhibit 99.2 to the Initial Report included the Company’s Consolidated Balance Sheets (the “Original Balance Sheets”) as Page 7 therein. The Company is now filing this Amendment to replace in their entirety the Original Balance Sheets with those attached hereto as Exhibit 99.1 to conform the presentation therein with the Consolidated Balance Sheets contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on July 29, 2014. This Amendment should be read with the Initial Report and the updated Consolidated Balance Sheets attached hereto as Exhibit 99.1 shall replace the Original Balance Sheets in their entirety.

The information set forth in Items 2.02 and 7.01 hereto and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Items 2.02 and 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Updated Consolidated Balance Sheets

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

July 30, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors